Exhibit 10.6. Consulting Agreement with L. Jacobs

Leonard S. Jacob, M.D., Ph.D.

803 Oxford Crest

Villanova, PA 19085

215-283-6860

October 31, 2005

Mr. J.R. LeShufy

350 Fifth Avenue, # 4811

New York, NY 10118

Dr. J. R.,

I appreciate meeting with your team last Friday in Philadelphia. My first impressions were positive and would like to pursue contracting a company that might be interested in financing future development.

As I mentioned, to start this process I would like to have an understanding with Glyconix Corp. I would like to suggest a 2% success fee along with 1% pf the Company’s outstanding stock, both dependent on successful financing. If you are in agreement, please sign below and I will initiate the process. Obviously, my enthusiasm is no guarantee that this particular company will be interested – but I would be glad to pursue other alternatives if I am not successful.

Regards,

/s/
Leonard S Jacob, M.D., Ph.D.

Accepted:

/s/
J. R. LeShufy
Executive Vice President & Secretary
Glyconix Corp.